                                                                  EXHIBIT 99.h16

I.       PRIME BROKERAGE SUPPLEMENT

This  Supplement  (the "PRIME  BROKERAGE  SUPPLEMENT")  is part of Client's  New
Account Agreement.  Unless otherwise defined in this Prime Brokerage Supplement, terms used but not defined herein have the meaning  ascribed to them in Client's
New Account Agreement.

Client maintains brokerage accounts with a number of other brokers and may, from time to time,  place  orders  to be  executed  by one or more of  these  brokers designating  GS&Co.  as Client's prime broker in accordance  with the letter dated January 25, 1994 from the Division of Market  Regulation of the Securities and  Exchange  Commission  (the  "NO-ACTION  LETTER").  Subject to the terms and conditions set forth herein, GS&Co. agrees to act as prime broker for Client and to perform certain settlement and clearance services in connection with such transactions ("PRIME BROKERAGE  TRANSACTIONS").  This Prime Brokerage Supplement
sets forth certain  additional terms and conditions under which GS&Co.  will perform  services for Client  relating to Prime Brokerage  Transactions.  In the event that any  provision  of this Prime  Brokerage  Supplement  conflicts or is inconsistent  with any provision of Client's New Account  Agreement,  this Prime
Brokerage Supplement shall control for Prime Brokerage Transactions.

1.  APPLICABLE  TRANSACTIONS;  LIMITATIONS.  The terms of this  Prime  Brokerage
Supplement shall apply only to Prime Brokerage  Transactions  executed by Client in the accounts  and with the brokers set forth in the New Account  Application.
Such  brokers  will  either be  self-clearing  executing  brokers or Client will indicate  on the New  Account  Application  the  name of the firm  clearing  for
Client's  introducing  broker.  In either case, the clearing firm is referred to herein as the  "EXECUTING  BROKER".  Client  and  GS&Co.  may each add to or delete from such list by notice to the other  party,  provided  that no addition may be made  without  GS&Co.'s  consent nor will any  addition be  effective
until  all  documentation   required  or  deemed  necessary  or  appropriate  by
GS&Co.  has been  completed.  The terms of this Prime  Brokerage  Supplement shall  also  apply  only to Prime  Brokerage  Transactions  in debt  and  equity securities  cleared and settled  through United States  clearance and settlement
systems  and  in  such  other   securities  and  instruments  as  are  otherwise
specifically  approved by  GS&Co.  for  clearance  for the purposes of being governed by the terms of this Prime  Brokerage  Supplement  (all such securities and instruments,  "COVERED  SECURITIES").  It is expressly understood and agreed that,  with respect to Prime Brokerage  Transactions in non-Covered  Securities,
GS&Co.  shall have no obligation to Client or to any third party to clear or settle trades executed by Client,  and Client shall inform Executing  Brokers in such Prime Brokerage  Transactions  that the Executing  Broker must look only to
Client  for  the  settlement  of  such  Prime  Brokerage  Transactions  and  the resolution of any claim or dispute relating thereto.

2. CLIENT ACKNOWLEDGEMENT. Client acknowledges that Prime Brokerage Transactions are subject to applicable laws and  regulations  and to the  requirements of the
No-Action Letter with respect to the provision of prime brokerage  services,  as the same may be amended,  modified  or  supplemented  from time to time.  Client further  acknowledges that GS&Co.  will, as required by the No-Action Letter and applicable  law,  enter into  contractual  arrangements  pertaining to Prime
Brokerage  Transactions for Client's account  ("CONTRACTUAL  ARRANGEMENTS") with
the  Executing   Brokers   identified  on  the  list  described  above.   Client
acknowledges and agrees that GS&Co.  shall have no suitability obligation to
Client in connection with trades placed by Client or for Client by an investment adviser or other agent.

3.  ACCOUNTS  WITH  EXECUTING  BROKERS.  Client  shall not begin to effect Prime
Brokerage  Transactions with an Executing Broker until Client advises GS&Co.
of its intent to do so and GS&Co.  thereafter advises Client that GS&Co.
and the Executing Broker have executed the appropriate Contractual  Arrangements with  respect  thereto.  Client  understands  and  agrees  that the  Contractual
Arrangements  may affect  GS&Co.'s  dealings with Client in accordance  with
GS&Co.'s  normal  procedures.  Client agrees to accept any  restrictions  or limitations  affecting  its account with  GS&Co.  (the  "ACCOUNT")  that may result  from  such  Contractual  Arrangements  and  GS&Co.'s  dealings  with
Executing Brokers. GS&Co. reserves the right at any time to place a limit on the type or size of Prime Brokerage Transactions which may be effected by Client with Executing Brokers generally or with any particular Executing Broker. Client acknowledges  that  GS&Co.  has not  recommended  or endorsed any  Executing
Brokers  and  GS&Co.  shall not be  responsible  or  liable  for any acts or omissions of any  Executing  Broker or its  employees.  Client  agrees that,  as between  GS&Co.  and Client, any Losses resulting from any action or failure to take  action by an  Executing  Broker or its agents or other third party with respect to Client or its Accounts, including, without limitation, the insolvency of any such party or the  failure of any such  party to fulfill  its  settlement obligations,  will be borne  solely by Client  and  Client  agrees to  indemnify
GS&Co., and to hold GS&Co. harmless, in connection therewith.

4.  COMMUNICATIONS  WITH EXECUTING  BROKERS.  Client understands and agrees that
GS&Co.  may be required by the No-Action  Letter,  applicable  law or by the
Contractual Arrangements,  or that GS&Co. may otherwise deem it necessary or appropriate,  to communicate  information  concerning  Client and the Account to
Executing Brokers.  Such information may include:  (i) whether the net equity in the Account falls below certain minimums set forth in the No-Action Letter; (ii)
information  regarding  the  allocation  of  Prime  Brokerage   Transactions  to
sub-accounts, if applicable; (iii) other matters requested by Executing Brokers, after  consultation  with Client;  and (iv) such other information as GS&Co.
may deem necessary or appropriate for GS&Co.'s own protection. Client hereby consents to, and agrees to hold GS&Co. harmless with respect to, the release to Executing Brokers of any and all information regarding Client and the Account in accordance with the foregoing.

5. REPORTING OF TRADE INFORMATION;  AFFIRMATION AND SETTLEMENT. Client agrees to notify  GS&Co.  (or  cause  GS&Co.  to be  notified  by  persons  it has authorized in writing to do so), by 5:30 P.M.  (Eastern Time) on any trade date, of the details of all Prime Brokerage  Transactions  effected by or on behalf of
Client through  Executing  Brokers for such date.  Client will supply GS&Co.
with the following  information  to the extent known for each  transaction:  (a)
Account Name; (b) Name of Executing Broker (and clearing broker,  if different);
(c) Security name,  quantity and security symbol (or CUSIP number if no security symbol exists or is known); (d) Whether transaction is a buy, buy to cover, sell or sell short  transaction;  (e) Price per share or other unit (if a trade is to be reported on an average price basis,  Client must compute the average price to four  decimal  places);  (f)  Exchange  or  other  market  where  executed;  (g)
Commission  rate; (h) Total  execution and commission  costs;  (i) If an options transaction  is  involved,  whether  the  transaction  is an  opening or closing transaction;  (j) The trade date and settlement date; (k) For trades in non-U.S.
markets,  all other information  required for GS&Co.  to settle such trades;
and (l) Settlement instructions.

Client  understands  and agrees that,  subject to the  provisions  of this Prime
Brokerage   Supplement  and  GS&Co.'s   internal  policies  and  procedures,
GS&Co.  will affirm and settle transactions with an Executing Broker only to the extent that the  information  provided by such Executing  Broker matches the trade  information  submitted to GS&Co.  by Client.  Client  understands and agrees that  GS&Co.  may "DK" or otherwise  decline to affirm and settle any and all  trades  as to  which  Client  has not  timely  provided  the  foregoing information.  If Client has provided  information  to  GS&Co.  that does not match the information  provided to GS&Co.  by the Executing  Broker,  and if time  permits,  GS&Co.  will  attempt to contact  Client so that  Client can reconcile  the  differences  in the  reported  information.  If such contact and reconciliation is not made, GS&Co. may, in GS&Co.'s sole discretion: (i)
settle such Prime  Brokerage  Transactions on Client's behalf if, in GS&Co.'
sole  judgment,  the  differences  between the Client  report and the  Executing
Broker report are not material;  or (ii) "DK" or otherwise decline to affirm and settle any such Prime Brokerage Transactions.

Client further  understands  and agrees that if GS&Co.  is  responsible  for settling  a short sale on behalf of Client,  or if Client  fails to deliver  any securities  it has sold in a long sale,  GS&Co.  is  authorized to borrow or obtain the securities  necessary to enable GS&Co.  to make delivery.  Client agrees to be responsible for any cost or loss  GS&Co.  may incur in sourcing and  maintaining the borrow,  or the cost GS&Co.  may incur in obtaining the securities  if  GS&Co.  is unable to borrow such  securities.  Client hereby appoints  GS&Co.  as  its  agent  to  complete  all  such  transactions  and authorizes GS&Co. to make advances and expend monies as are required.

Client  expressly  acknowledges  and  agrees  that  GS&Co.   shall  have  no
responsibility  or liability  with respect to trade data that is not received by
GS&Co. in the manner provided above. Client further acknowledges that, under any of the  circumstances  described  in  Section  13 of  this  Prime  Brokerage
Supplement,   GS&Co.   may  decline  to  settle   Client's  Prime  Brokerage
Transactions.  In any such case, GS&Co. will attempt to so advise Client and
GS&Co. will "DK" or disaffirm such transaction or transactions in accordance with the  terms of the  No-Action  Letter,  the  Contractual  Arrangements,  and
applicable  rules and procedures of any clearing agency  registered  pursuant to
Section 17A of the  Securities  Exchange Act of 1934 (the  "EXCHANGE  ACT") that
GS&Co.  has agreed to use with Client and its Executing Brokers.  Under such circumstances, Client acknowledges that it will be obligated to settle the Prime
Brokerage  Transactions  directly with the Executing Broker.  Client understands that the Contractual  Arrangements may limit GS&Co.'s discretion and require
GS&Co.  to disaffirm  certain Prime Brokerage  Transactions  that GS&Co.
would have otherwise agreed to effect,  and Client agrees that GS&Co.  shall be held harmless for complying with such Contractual Arrangements.

6.  CONFIRMATIONS.  If Client  has  instructed  Executing  Brokers to send trade confirmations to the Client in care of GS&Co.,  GS&Co.  agrees that such confirmations  will be made  available  to  Client,  without  charge,  upon  its request.  On the day following  GS&Co.'s  receipt of information from Client regarding any Prime Brokerage Transaction, GS&Co. agrees to send to Client a notification of each such trade based on the information  supplied to GS&Co.
by Client. Any trade  notifications  issued by GS&Co.  as prime broker shall indicate the name of the  Executing  Broker  involved and the other  information required by the No-Action Letter,  provided that GS&Co.  shall have received such  information in the manner and to the extent  provided  herein from Client.
Client acknowledges that GS&Co.  has requested that Client supply GS&Co.
with all information required by Rule 10b-10 under the Exchange Act with respect to each Prime  Brokerage  Transaction.  Client  understands  and agrees that the notifications  sent by  GS&Co.  will be based  solely  upon the  information supplied by Client and that  GS&Co.  assumes no  responsibility,  and Client will hold GS&Co. harmless in connection therewith.

7. STATUS OF CLIENT.  Client  represents and warrants to GS&Co.  that no one except Client has a direct beneficial interest in the Account. In the event that
Client  is  represented  by  an  investment  advisor  or  other  agent,   Client
acknowledges  and agrees that such agent is  authorized  to instruct  GS&Co.
with respect to Client's Prime Brokerage  Transactions and shall have all powers necessary in connection therewith,  including,  without limitation, full access, personally  or through  its  agents,  to Client's  Account  information  through whatever medium GS&Co. may choose for transmitting such information pursuant to  GS&Co.'s  agreement with such agent.  Client further  acknowledges  that
Prime  Brokerage  Transactions  authorized by such an agent may, at such agent's instruction,  be  commingled  with  those  of other  clients  of the  agent  for settlement as a single bulk trade with GS&Co., may be reported on an average price basis, and may later be allocated by such agent among such clients. Client agrees  that  GS&Co.  shall  in no  event  be  responsible  for  making  any determination  relating  to the  suitability  of any  transaction  for  Client's
Account.

8. MINIMUM NET EQUITY.  Client  shall,  at all times,  maintain in the Account a minimum net equity with GS&Co.  of that required in the No-Action Letter (or such greater amount as to which GS&Co. may from time to time inform Client).
Client shall maintain such minimum net equity in cash or securities with a ready market and shall, upon GS&Co.'s request,  promptly (but no later than within five (5)  business  days)  restore  such net equity if it should fall below such minimum.  Client  understands  and agrees that failure to maintain a minimum net equity at least equal to that  required  by the  No-Action  Letter will  require
GS&Co.  promptly to inform  Executing  Brokers that GS&Co.  is no longer acting as prime broker for Client and that GS&Co. will "DK" or disaffirm any
Prime Brokerage  Transactions commenced thereafter by or on behalf of Client. In addition,  Client  acknowledges that failure to maintain a minimum net equity at least equal to that  established by GS&Co.  will permit  GS&Co.,  in its sole  discretion,  to "DK" or disaffirm  Prime  Brokerage  Transactions by or on behalf of Client.

9. SHORT SALES. Client agrees that no short sales will be effected by it through an Executing  Broker unless a "locate" for such security has been  obtained.  If
Client has arranged for GS&Co. to obtain such locate, GS&Co.  shall have absolute  discretion  in the  selection  of  sources  to cover any short  sales, including sourcing the securities from any other department within GS&Co. or
from  any  affiliate.   All  short   positions  in  Client's   Account  will  be
marked-to-market daily.

10.  RESTRICTED  SECURITIES.  Prior to  instructing  the delivery  into Client's
Account (by purchase or otherwise) of Restricted Securities,  Client agrees that it is responsible for ensuring that Client's Account is eligible to receive such
Restricted Securities.  Additionally,  prior to placing an order for the sale or transfer of any  Restricted  Securities,  Client  agrees that it will advise the relevant  Executing  Broker of the status of the  securities  and  furnish  such
Executing  Broker  with the  necessary  documents  (including  opinions of legal counsel,  if it so  requests)  to satisfy  legal  transfer  requirements.  These securities  may not be sold or  transferred  until they satisfy  legal  transfer requirements.  Client agrees that even if the necessary  documents are furnished by it in a timely manner,  there may be delays in the delivery of securities and the subsequent  crediting of cash by GS&Co.  to Client's Account.  Client is responsible for any delays,  expenses,  and losses associated with compliance or failure to comply  with any and all of the  requirements  and rules  relating to
Restricted  Securities  and agrees to hold  GS&Co.  harmless  in  connection therewith.

11. TIMELY  SETTLEMENT.  Client agrees that it is responsible to GS&Co.  for timely  payment and  delivery in  connection  with the  settlement  of all Prime
Brokerage Transactions for which GS&Co.  becomes responsible pursuant to the
Contractual  Arrangements.   Client  agrees  to  cooperate  with  GS&Co.  in
resolving  disputes  with  Executing  Brokers  related  to  settlement  of Prime
Brokerage  Transactions.  Client will be responsible for any losses,  claims and expenses,  including  those  resulting  from buy-ins or sell-outs of securities, resulting  from  failure  to  timely  settle  such  transactions  and will  hold
GS&Co. harmless in connection therewith.

12. PROVISIONAL CREDITS.  Client understands and agrees that although GS&Co.
may  credit  or debit  Client's  account  on or about the  settlement  date with respect  to a  transaction  executed  by an  Executing  Broker,  such  credit is conditional  and may be  reversed  upon the  failure of the  Executing  Broker's delivery against payment or payment against delivery, as applicable.  Any losses resulting from the Executing Broker's failure to consummate any such transaction will, as between GS&Co. and Client, be borne solely by Client and GS&Co.
shall have no  responsibility  or  liability  to Client or any third  party with respect thereto.

13. PRIME BROKER CEASING TO ACT.  Client  understands and agrees that GS&Co.
may,  at any time,  cease to act as prime  broker  for  Client's  account or may decline  to  affirm,  clear  and  settle  any  Prime  Brokerage  Transaction  or transactions  effected by an Executing Broker on Client's behalf.  If GS&Co.
does  cease to act or so  declines,  GS&Co.  will  make  reasonable  efforts promptly  to  notify  Client,  but  such  notice  shall  not be a  condition  to
GS&Co.'s  right to cease to act as prime  broker or to  decline  to  affirm, clear or settle  Prime  Brokerage  Transactions  and  GS&Co.  shall incur no liability to Client or any third party for  exercising  such right.  In any such case and in the case of any  termination  of this  Prime  Brokerage  Supplement,
Client  understands and agrees that Client must settle  outstanding  trades that have been "DK'd" or  disaffirmed  and all future trades (in the event this Prime
Brokerage Supplement is terminated) directly with the Executing Broker.

14.  SECURITY.  Client  shall be  responsible  for  safeguarding  any  testkeys, identification  codes or other  security  devices  which  GS&Co.  shall make
available  to  Client,   including  any  of  the  foregoing   used  to  transmit
instructions,  and  GS&Co.  shall have no liability for any loss incurred by
Client  arising  out of any  failure  or misuse of  SWIFT,  tested  telex or any
"on-line" system used to transmit instructions.